Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of February, 2005, by and among VERSO TECHNOLOGIES, INC., a Minnesota corporation (the “Purchaser”), JACKSONVILLE TECHNOLOGY ASSOCIATES, INC., a Delaware corporation now known as WSECI, Inc. (the “Seller”), and each of the shareholders of the Seller signatory hereto (each a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in that certain Asset Purchase Agreement dated as of February 23, 2005, by and among the Seller, the Shareholders and the Purchaser (the “Purchase Agreement”).

     IN CONSIDERATION of the mutual promises and covenants set forth herein, and intending to be legally bound, the parties hereto hereby agree as follows:

1. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES; REGISTRATION RIGHTS.

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          (a) “Additional Filing Date” shall mean the date which is twenty-four months after the Closing Date.

          (b) “Additional Registrable Securities” shall mean the shares of Common Stock issued by the Purchaser to the Seller pursuant to Sections 1.7 or 1.8 of the Purchase Agreement, provided that an Additional Registrable Security ceases to be an Additional Registrable Security when (i) it is registered under the Securities Act; (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect) promulgated by the SEC under the Securities Act (“Rule 144”); (iii) it is eligible to be sold or transferred under Rule 144 without holding period or volume limitations; or (iv) it is sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

          (c) “Common Stock” shall mean the Purchaser’s common stock, $.01 par value per share.

          (d) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

          (e) “Initial Filing Date” shall mean the 90th day following the Closing Date; provided, however, that if the Purchaser is obligated by any other agreement to which the Purchaser is a party to file by a date that is no more than six months after the end of such 90-day period a registration statement pursuant to the Securities Act by which the Initial Registrable Securities could be registered for resale thereunder, then, if the Purchaser elects to include the Initial Registrable Securities therein, the Initial Filing Date shall be the date the Purchaser is obligated to file such registration statement.

          (f) “Holder” shall mean the (i) Seller; (ii) any Shareholder to whom the Seller transfers in compliance with Section 1.2(b) hereof a portion of the Registrable Securities after the Closing Date; and (iii) any other holder of Registrable Securities to whom the rights conferred by this Agreement have been transferred in compliance with Section 1.2 hereof.

          (g) “Initial Registrable Securities” shall mean the shares of Common Stock issued by the Purchaser to the Seller pursuant to Section 1.6 of the Purchase Agreement, provided that an Initial Registrable Security ceases to be an Initial Registrable Security when (i) it is registered under the Securities Act; (ii) it is sold or transferred in accordance with the requirements of Rule 144 (or similar provisions then in effect); (iii) it is eligible to be sold or transferred under Rule 144 without holding period or volume limitations; or (iv) it is sold in a private transaction in which the transferor’s rights under this Agreement are not assigned.

          (h) “Other Shareholders” shall mean persons who, by virtue of agreements with the Purchaser other than this Agreement, are entitled to include their securities in certain registrations hereunder.

          (i) The terms “register,” “registered” and “registration” shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the “Securities Act”), and applicable rules and regulations thereunder and the declaration or ordering of the effectiveness of such registration statement.

          (j) “Registrable Securities” shall mean, collectively, the Initial Registrable Securities and the Additional Registrable Securities.

          (k) “Registration Expenses” shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Purchaser and one counsel selected to represent the Holders, which counsel shall be reasonably satisfactory to the Purchaser, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but shall not include (i) Selling Expenses; (ii) the compensation of regular employees of the Purchaser, which shall be paid in any event by the Purchaser; and (iii) blue sky fees and expenses incurred in connection with the registration or qualification of any Registrable Securities in any state, province or other jurisdiction in a registration pursuant to Section 1.3 hereof to the extent that the Purchaser shall otherwise be making no offers or sales in such state, province or other jurisdiction in connection with such registration.

          (l) “Restricted Securities” shall mean any Registrable Securities required to bear the legend set forth in Section 1.2(c) hereof.

          (m) “Rule 145” shall mean Rule 145 as promulgated by the SEC under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

          (n) “SEC” shall mean the Securities and Exchange Commission.

          (o) “Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.

     1.2 Restrictions on Transfer.

          (a) Except as otherwise set forth herein, each Holder agrees not to make any disposition or transfer of all or any portion of the Registrable Securities unless and until (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) (A) such Holder shall have notified the Purchaser of the proposed disposition and shall have furnished the Purchaser with a detailed statement of the circumstances surrounding the proposed disposition and (B) if reasonably requested by the Purchaser, such Holder shall have furnished the Purchaser with an opinion of counsel, reasonably satisfactory to the Purchaser, that such disposition will not require registration of such shares under the Securities Act.

          (b) Notwithstanding the provisions of paragraph (a) above, no such registration statement or opinion of counsel shall be necessary for a disposition or transfer (i) by the Seller to any Shareholder in accordance with such Shareholder’s equity interest in the Seller prior to the Closing; provided, however that each such Shareholder has executed this Agreement as of the date hereof; or (ii) by a Holder which is (A) a partnership to its partners in accordance with their partnership interests; (B) a limited liability company to its members in accordance with their member interests; or (C) to the Holder’s family member or a trust for the benefit of an individual Holder or one or more of his family members, provided that the transferee will be subject to the terms of this Section 1.2 to the same extent as if it were an original Holder hereunder.

          (c) Each certificate representing Registrable Securities shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

          (d) The Purchaser shall be obligated to promptly reissue unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Purchaser) reasonably acceptable to the Purchaser to the effect that the securities proposed to be disposed of may lawfully be so disposed of in compliance with the Securities Act without registration, qualification or legend.

          (e) Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Purchaser of an order of the appropriate blue sky authority authorizing such removal or if the Holder shall request such removal and shall have obtained and delivered to the Purchaser an opinion of counsel reasonably acceptable to the Purchaser to the effect that such legend and/or stop-transfer instructions are no longer required pursuant to applicable state securities laws.

     1.3 Purchaser Registration.

          (a) Filing of Registration Statement. On or prior to the Initial Filing Date, the Purchaser shall prepare and file with the SEC a registration statement under the Securities Act covering the resale of all Initial Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act. On or prior to the Additional Filing Date, the Purchaser shall prepare and file with the SEC a registration statement under the Securities Act covering the resale of all Additional Registrable Securities not already covered by an existing and effective registration for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

          (b) Right to Piggyback. If at any time prior to the Additional Filing Date the Purchaser shall determine to register any shares of Common Stock for its own account or for the account of any shareholder of the Purchaser, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, then the Purchaser will:

               (i) promptly give to each Holder written notice thereof, which notice briefly describes the Holders’ rights under this Section 1.3(b) (including notice deadlines); and

               (ii) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 1.3(d) below, and in any underwriting involved therein, all the Additional Registrable Securities not already covered by an existing and effective registration and specified in a written request or requests, made by any Holder and received by the Purchaser within ten (10) days after the written notice from the Purchaser described in clause (i) above is mailed or delivered by the Purchaser; provided, however, that such Holders shall have requested for inclusion in such registration at least ten percent (10%) of the aggregate number of the Additional Registrable Securities which have been issued or transferred to the Holders prior to the date of such written request and which are not already covered by an existing and effective registration. Such written request may specify all or a part of a Holder’s Additional Registrable Securities.

          (c) Period of Effectiveness. With respect to any registration statement filed pursuant to Sections 1.3(a) or 1.3(b) hereof, the Purchaser shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as soon as possible and shall use its reasonable best efforts to keep such registration continuously effective under the Securities Act until the date which is the earlier of (i) one year after the date the SEC declares such registration statement effective; (ii) such time as all of the Registrable Securities have been publicly sold by the Holders; or (iii) such time as all of the Registrable Securities may be sold pursuant to Rule 144(k).

          (d) Underwriting. If the registration of which the Purchaser gives notice pursuant to Section 1.3(b)(i) is for a registered public offering involving an underwriting, the Purchaser shall so advise the Holders as a part of such written notice. In such event, the right of any Holder to registration pursuant to Section 1.3(b) hereof shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Additional Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Purchaser and the other holders of securities of the Purchaser with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Purchaser. Notwithstanding any other provision of Section 1.3(b) hereof, if the representative of the underwriters advises the Purchaser in writing that marketing factors require a limitation on the number of shares to be underwritten, then the representative may (subject to the limitations set forth below) exclude all Additional Registrable Securities from, or limit the number of Additional Registrable Securities to be included in, the registration and underwriting. The Purchaser shall so advise all Holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Purchaser for securities being sold for its own account and thereafter as set forth in Section 1.10 hereof. If any person does not agree to the terms of any such underwriting, then such person shall be excluded therefrom by written notice from the Purchaser or the underwriter. Any Additional Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares of Additional Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, then the Purchaser shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section 1.10 hereof.

     1.4 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 1.3 hereof shall be borne by the Purchaser. All Selling Expenses relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5 Registration Procedures. In the case of each registration effected by the Purchaser pursuant to Section 1.3 hereof, the Purchaser will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Purchaser will use its best efforts to:

          (a) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

          (b) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (c) notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; provided, however, the Purchaser shall not be obligated to prepare and furnish any such prospectus supplements or amendments relating to any material nonpublic information at any such time as the Board of Directors of the Purchaser has determined that, for good business reasons, the disclosure of such material nonpublic information at that time is contrary to the best interests of the Purchaser in the circumstances and is not otherwise required under applicable law (including applicable securities laws);

          (d) cause all such Registrable Securities hereunder to be listed on each securities exchange and/or included in any national quotation system on which similar securities issued by the Purchaser are then listed or included;

          (e) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration; and

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

1.6 Indemnification.

          (a) The Purchaser will indemnify each Holder, each of such Holder’s officers, directors, partners, legal counsel and accountants and each person controlling such Holder within the meaning of Section 15 of the Securities Act, as applicable, with respect to which registration, qualification, or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Purchaser of the Securities Act or any rule or regulation thereunder applicable to the Purchaser or relating to action or inaction required of the Purchaser in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter, and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Purchaser by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Purchaser (which consent shall not be unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Purchaser, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of the Purchaser’s securities covered by such a registration statement, each person who controls the Purchaser or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Shareholder, and each of their officers, directors, and partners, and each person controlling such Holder or Other Shareholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser and such Holders, Other Shareholders, directors, officers, partners, legal counsel, and accountants, persons, underwriters, or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Purchaser by such Holder and stated to be specifically for use therein; provided, however, (i) that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld) and (ii) that in no event shall any indemnity under this Section 1.6(b) exceed the gross proceeds from the offering received by such Holder.

          (c) Each party entitled to indemnification under this Section 1.6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party’s expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.6, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff of a release to such Indemnified Party from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the conduct, statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by the Indemnifying Party and the Indemnified Party in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.7 Information by Holder. Each Holder of Registrable Securities shall furnish to the Purchaser such information regarding such Holder and the distribution proposed by such Holder as the Purchaser may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Section 1.

     1.8 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Restricted Securities to the public without registration, the Purchaser agrees to use its best efforts to:

          (a) make and keep adequate public information regarding the Purchaser available as those terms are understood and defined in Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of the Purchaser under the Securities Act and the Exchange Act; and

          (c) so long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by the Purchaser as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Purchaser, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

     1.9 Notice to Discontinue; Notice by Holders.

          (a) Notice to Discontinue. Each Holder agrees by acquisition of Registrable Securities that, upon receipt of any notice from the Purchaser of any event of the kind described in Section 1.5(c), the Holder will discontinue disposition of Registrable Securities until the Holder receives copies of the supplemented or amended prospectus contemplated by Section 1.5(c). In addition, if the Purchaser requests, the Holder will deliver to the Purchaser (at the Purchaser’s expense) all copies, other than permanent file copies then in the Holder’s possession, of the prospectus covering the Registrable Securities current at the time of receipt of such notice. If the Purchaser gives any such notice, then the time period mentioned in Section 1.3(c) shall be extended by the number of days elapsing between the date of notice and the date that each Holder who has included Registrable Securities in such registration receives the copies of the supplemented or amended prospectus contemplated in Section 1.5(c).

          (b) Notice by Holders. The Holders for whom any Registrable Securities are registered pursuant to this Agreement shall notify the Purchaser, at any time when a prospectus relating to such registration is required to be delivered under the Securities Act, of the happening of any event, which as to any Holder is (i) to its respective knowledge; (ii) solely within its respective knowledge; and (iii) solely as to matters concerning that Holder, as a result of which the prospectus included in the registration statement, then in effect, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances then existing, not misleading.

     1.10 Allocation of Registration Opportunities. In any circumstance in which all of the Additional Registrable Securities and other shares of the Purchaser with registration rights (the “Other Shares”) requested to be included in a registration contemplated by Section 1.3(b) cannot be so included as a result of limitations of the aggregate number of shares of Additional Registrable Securities and Other Shares that may be so included, the number of shares of Additional Registrable Securities and Other Shares that may be so included shall be allocated, subject to the registration rights applicable to the Other Shares which shall control in event of a conflict with provisions hereof, among the Holders and Other Shareholders requesting inclusion of shares pro rata on the basis of the number of shares of Additional Registrable Securities and Other Shares held by such Holders and Other Shareholders; provided, however, that such allocation shall not operate to reduce the aggregate number of Additional Registrable Securities and Other Shares to be included in such registration, if any Holder or Other Shareholder does not request inclusion of the maximum number of shares of Additional Registrable Securities and Other Shares allocated to such Holder or Other Shareholder pursuant to the above-described procedure, then the remaining portion of such allocation shall be reallocated among those requesting Holders and Other Shareholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Additional Registrable Securities and Other Shares which would be held by such Holders and Other Shareholders, and this procedure shall be repeated until all of the shares of Additional Registrable Securities and Other Shares which may be included in the registration on behalf of the Holders and Other Shareholders have been so allocated.

2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER, THE SELLER AND THE SHAREHOLDERS.

     2.1 Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Shareholders as follows:

          (a) The execution, delivery and performance of this Agreement by the Purchaser have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Purchaser, each as amended, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Purchaser.

          (b) This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

     2.2 Representations and Warranties of the Seller. The Seller represents and warrants to the Purchaser as follows:

          (a) The execution, delivery and performance of this Agreement by the Seller have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Incorporation or Bylaws of the Seller, each as amended, or any provision of any material indenture, agreement or other instrument to which it or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Seller.

          (b) This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

          (c) The Seller has been advised that the shares of Common Stock which the Seller receives pursuant to the Purchase Agreement will not be registered with, or reviewed by, the SEC because the offer and sale by the Purchaser of such shares of Common Stock to the Seller is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and that such shares must be held indefinitely by the Seller unless a subsequent transfer by the Seller is registered under the Securities Act or is exempt from such registration.

          (d) The Seller understands that no securities administrator of any state has made any finding or determination relating to the fairness of the offer or sale of the shares of Common Stock by the Purchaser to the Seller pursuant to the Purchase Agreement, and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, such offer and sale or transfer.

          (e) The Seller understands that the sale, pledge, hypothecation or transfer of any shares of Common Stock which the Purchaser offers and sells to the Seller pursuant to the Purchase Agreement is subject to the provisions of the Securities Act restricting such sales, pledges, hypothecation or transfers, unless they are registered under the Securities Act and applicable state laws or are exempt from the registration requirements thereof. Legends in substantially the form set forth in Section 1.2(c) hereof shall be placed on all such shares and appropriate notations thereof will be made in the Purchaser’s stock records.

          (f) The Purchaser has made available to the Seller the opportunity to ask questions of, and receive answers from the Purchaser with respect to the activities and operations of the Purchaser, and otherwise to obtain any additional information, to the extent that the Purchaser possesses the information or could acquire it without unreasonable effort or expense, which the Seller deems necessary in order to make its investment decision.

          (g) The Seller acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by the Seller in connection with any shares of Common Stock which the Purchaser offers and sells to the Seller pursuant to the Purchase Agreement and that no public solicitation or advertisement with respect to any such shares of has been made to the Seller.

     2.3 Representations and Warranties of the Shareholders. Each Shareholder (severally and not jointly) represents and warrants to the Purchaser and the Seller as follows:

          (a) If the Shareholder is not a natural person, the Shareholder represents and warrants that: (i) the execution, delivery and performance of this Agreement by the Shareholder have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the governing documents of the Shareholder, as amended, or any provision of any material indenture, agreement or other instrument to which the Shareholder or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Shareholder; and (ii) this Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

          (b) If the Shareholder is a natural person, the Shareholder represents and warrants that: (i) the execution, delivery and performance of this Agreement by the Shareholder will not violate any provision of law, any order of any court or any agency or government, or any provision of any material indenture or agreement or other instrument to which the Shareholder or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such material indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Shareholder; and (ii) this Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors’ rights generally, general equitable principles, the discretion of courts in granting equitable remedies and public policy considerations.

          (c) The Shareholder has been advised that any disposition or transfer pursuant to Section 1.2(b) hereof by the Seller to the Shareholder of any shares of Common Stock which the Seller receives pursuant to the Purchase Agreement will not be registered with, or reviewed by, the SEC because the offer and sale by the Purchaser of such shares of Common Stock to the Seller, and any such subsequent disposition or transfer by the Seller of such shares of Common Stock to the Shareholder, is intended to be a non-public offering pursuant to Section 4(2) of the Securities Act and that such shares must be held indefinitely by the Shareholder unless a subsequent disposition or transfer by the Shareholder is registered under the Securities Act or is exempt from such registration.

          (d) The Shareholder understands that no securities administrator of any state has made any finding or determination relating to the fairness of the offer or sale of the shares of Common Stock by the Purchaser to the Seller pursuant to the Purchase Agreement or the subsequent disposition or transfer pursuant to Section 1.2(b) hereof by the Seller to the Shareholder of any such shares, and that no securities administrator of any state has recommended or endorsed, or will recommend or endorse, such offer and sale or disposition or transfer.

          (e) Any shares of Common Stock which the Purchaser offers and sells to the Seller pursuant to the Purchase Agreement and which are subsequently transferred pursuant to Section 1.2(b) by the Seller to the Shareholder shall be held by the Shareholder for the Shareholder’s own account, for investment purposes only and not with a view to any distribution or resale thereof.

          (f) The Shareholder understands that the sale, pledge, hypothecation or transfer of any shares of Common Stock which the Purchaser offers and sells to the Seller pursuant to the Purchase Agreement and which are subsequently transferred pursuant to Section 1.2(b) by the Seller to the Shareholder is subject to the provisions of the Securities Act restricting such sales, pledges, hypothecation or transfers, unless they are registered under the Securities Act and applicable state laws or are exempt from the registration requirements thereof. Legends in substantially the form set forth in Section 1.2(c) hereof shall be placed on all such shares and appropriate notations thereof will be made in the Purchaser’s stock records.

          (g) The Purchaser has made available to the Shareholder the opportunity to ask questions of, and receive answers from, the Purchaser with respect to the activities and operations of the Purchaser and otherwise to obtain any additional information, to the extent that the Purchaser possesses the information or could acquire it without unreasonable effort or expense, which the Shareholder deems necessary in order to make its investment decision.

          (h) The Shareholder acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by the Shareholder in connection with any shares of Common Stock which the Purchaser offers and sells to the Seller pursuant to the Purchase Agreement and which are subsequently transferred pursuant to Section 1.2(b) by the Seller to the Shareholder and that no public solicitation or advertisement with respect to the any such shares has been made to the Shareholder.

          (i) The Shareholder has knowledge and experience in business and financial matters sufficient to enable the Shareholder to understand and evaluate the risks of an investment in the Common Stock and to make an investment decision with respect thereto, and the Shareholder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

          (j) If any Shareholder is a resident of the State of Florida, such Shareholder acknowledges and understands that, if the Seller transfers any shares of Common Stock which the Purchaser offered and sold to the Seller pursuant to the Purchase Agreement to five or more Shareholders in the State of Florida, then any Shareholder which is a resident of the State of Florida may void such sale either within three (3) days after the first tender of consideration is made by the Seller to the Purchaser, an agent of the Purchaser, or an escrow agent or within three

(3) days after the availability of this privilege communicated to such Shareholder, whichever occurs later.

3. MISCELLANEOUS.

     3.1 Delay of Registration. No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 1 hereof.

     3.2 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.3 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Purchaser and the Holders of at least fifty-one percent (51%) of the Registrable Securities then outstanding and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

     3.4 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by United States first-class mail, postage prepaid, or delivered personally by hand or nationally recognized courier addressed (a) if to a Holder, as indicated in the stock records of the Purchaser or at such other address as such Holder shall have furnished to the Purchaser in writing, or (b) if to the Purchaser, at 400 Galleria Parkway, Suite 300, Atlanta, Georgia 30339, Attn: Chief Financial Officer, or at such other address as the Purchaser shall have furnished to each Holder in writing, together with a copy to Rogers & Hardin LLP, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, Attn: Robert C. Hussle, Esq. All such notices and other written communications shall be effective on the date of mailing or delivery.

     3.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach or default of the Purchaser under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     3.6 Rights; Severability. Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.7 Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto may be confidential and for its use only, and it will not use such confidential information in violation of the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Purchaser has made such information available to the public generally or such Holder is required to disclose such information by a governmental body.

     3.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     3.9 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     3.10 Governing Law; Jurisdiction. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Georgia without reference to Georgia’s choice of law rules and each of the parties hereto hereby consents to personal jurisdiction in any federal or state court in the State of Georgia.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

VERSO TECHNOLOGIES, INC.

By:
Name:
Title:

WSECI, INC.

By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGES]

[Signature Page to Registration Rights Agreement]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed on its behalf by an officer or representative thereto duly authorized, all as of the date first above written.

SHAREHOLDER:

Printed Name of Shareholder or Name of Entity (if applicable)

Signature of Shareholder or Authorized Representative of Shareholder

Printed Name of Authorized Representative of Shareholder (if applicable)

Title of Authorized Representative of Shareholder (if applicable)

Address of Shareholder:

[Signature Page to Registration Rights Agreement]